Exhibit 10.28

AMENDMENT NO. 1 TO SETTLEMENT AGREEMENT

This Amendment No. 1 to Settlement Agreement (this “Amendment”) is entered into as of October 1, 2003 (the “amendment Effective Date”) by and between Orchid BioSciences, Inc., a Delaware corporation having its principal office at 4390 U.S. Route 1 North, Princeton, NJ 08540 (“ORCHID), and Saint Louis University, a non-profit organization organized and existing under the laws of the State of Missouri (“SLU”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Settlement Agreement by and between Orchid and SLU dated as of August 6, 2002 (the “Agreement”).

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereto hereby agree as follows:

1.    Amendments.

1.1 Section 1 and Sections 2.1.2 through 2.1.5 of the Agreement are hereby deleted in their entirety.

1.2 Section 2.1. of the Agreement is hereby deleted in its entirely and replaced with the following:

“In consideration of the grant of the license and other rights set forth in Section 7.2 of this Agreement, as well as other good and valuable consideration:

2.1.1 ORCHID will pay SLU Nine Hundred Thirty Thousand Five Hundred Eighteen and 19/100 Dollars ($930,518.19) according to the following schedule:

(a) Orchid shall on October 1, 2003, pay One Hundred Fifty Five Thousand Eighty Six and 36/100 Dollars ($155,086.36);

(b) beginning on October 30, 2003 and then following on the thirtieth day of every month thereafter ORCHID shall pay off the balance of the Nine Hundred Thirty Thousand Five Hundred Eighteen and 19/100 Dollars ($930,518.l9), which amounts to Seven Hundred Seventy Five Thousand Four Hundred Thirty-One and 47/100 Dollars ($775,431.83), in installment payments (the “Monthly Installments”) of Ninety Six Thousand Nine Hundred Twenty Eight and 98/100 Dollars ($96,928.98) per month with the final such payment to be made on May 31, 2004. In order to secure the prompt payment by ORCHID of the Monthly Installments, the parties shall contemporaneously execute and deliver an Escrow Agreement in substantially the form attached hereto as Exhibit G.”

2.1.2 On October 1, 2003 Orchid will pay to SLU, Twenty Thousand Dollars ($20,000), which represents SLU’s reasonable legal fees.

1.3 Section 2.2 of the Agreement is hereby deleted in its entirely and replaced with the following:

“To secure the above monthly payments, Orchid will contemporaneously execute and deliver the Promissory Note attached as Exhibit F.”

1.4 Section 7.1 of the Agreement is hereby deleted in its entirely and replaced with the following:

Orchid agrees that if it breaches any of its material obligations under 2.1.1 of this Agreement or Section 1 of the Promissory Note and fails to cure such breach within sixty (60) days after SLU has notified Orchid in writing of such breach, it will pay SLU the future actual costs of collection, including attorneys’ fees, and will pay SLU One Hundred Seventy Two Thousand Four Hundred Fifty Six Dollars and Eighty Two Cents ($172,456.82) for its past attorneys’ fees.

1.5 Section 7.2 of the Agreement is hereby deleted in its entirely and replaced with the following:

The parties acknowledge and agree that the NIH has notified SLU that it will not issue approval to the assignment and transfer of the ‘710 Patent to Orchid, and, in connection therewith, that the ‘710 Patent assignment and transfer set for the herein is void and SLU is hereby deemed to have automatically and immediately, without further action or writing, granted to ORCHID an exclusive (subject only to the non-exclusive rights of the United States Federal Government (“NIH”), Illumina and Nanogen), transferable, worldwide right and license, with the right to grant sublicenses, under the ‘710 Patent, to make, have made, use, sell, offer for sale, import, export and exploit in any manner any product or service or otherwise practice and have practiced the method covered by the ‘710 Patent. The total consideration for such exclusive license will be equal to the payments and other consideration due under Section 2. The parties will enter into a separate license agreement evidencing such license grant substantially in the form attached hereto as Exhibit H.

1.6 Exhibit F of the Agreement is hereby deleted in its entirely and a new Exhibit F in the form attached hereto is hereby substituted in lieu thereof.

1.7 Exhibit G attached hereto is hereby attached as a new Exhibit G to the Agreement.

1.8 Exhibit H attached hereto is hereby attached as a new Exhibit H to the Agreement.

2.    Miscellaneous. Except as amended hereby, the Agreement remains in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives.

ORCHID BIOSCIENCES, INC.

By:

Title:	Chief Executive Officer

Date:

SAINT LOUIS UNIVERSITY

By:

Title:	Vice President

Date: